EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-181531 and 333-193206) and the Registration Statements on Form S-8 (No. 333-181526 and No. 333-149190) of BreitBurn Energy Partners L.P. of our report dated February 27, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 28, 2014